UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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SL Green Realty Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

These additional materials supplement the definitive proxy statement on Schedule 14A filed by SL Green Realty Corp. (the “Company”) with the Securities and Exchange Commission on April 25, 2019 (the “Proxy Statement”). The Company is filing these materials to provide an updated version of the disclosure originally appearing on page 30 of the Proxy Statement under the heading “2018 Executive Compensation.” This updated version correctly reflects the grant date fair value of the performance-based LTIP unit award granted to the Company’s Chief Executive Officer pursuant to his employment agreement during 2018 of $4,850,525 in the total annual direct compensation table and related disclosures (replacing the number included in the Proxy Statement, which was $7,336,210), which is consistent with the presentation of this amount for 2017. The grant date fair value of this 2018 award had been correctly set forth in the Compensation Discussion and Analysis on page 38 of the Proxy Statement and in the 2018 Grants of Plan-Based Awards table on page 46 of the Proxy Statement.

2018 Executive Compensation

Majority of Pay is at Risk

CEO Pay Mix	Other NEO Pay Mix

2018 Pay Outcome for CEO

The following table reflects the manner in which our Compensation Committee views total annual direct compensation for each year, and differs from Summary Compensation Table figures.

Element of Compensation	2017	2018	% Change
Base Salary	$1,350,000	$1,250,000	-7.4%
Deferred Compensation	$750,000	$750,000	—
Formulaic Annual Cash Bonus	$1,937,250	$2,746,491	41.8%
Annual Equity Bonus(1)	$4,512,750	$4,003,509	-11.3%
Performance-based LTIP Units Granted under Employment Agreement	$6,873,737	$4,850,525	-29.4%
Total	$15,423,737	$13,600,525	-11.8%

(1)	Annual equity bonuses are paid in the year following the year of performance, and because they are made in equity are shown in the Summary Compensation Table for the year of grant. In the table above, they are shown for the year they were earned.

Grants of Class O LTIP units, which are intended to be similar to stock options from an economic perspective, are excluded from the table above as they only have value to the extent of appreciation in the value of our assets on a per share basis following the grant date. No grants of Class O LTIP Units were made to our Chief Executive Officer in 2018.

Majority of 2018 CEO Compensation is Deferred and Paid in Equity

Compensation Realized Immediately / Paid in Cash		Deferred Compensation / Paid in Equity
●Base Salary ●Cash Bonus	29.4%	●Deferred Compensation Contributions ●Equity Bonus ●Employment Agreement Equity Awards	70.6%

Other NEOs have similar weightings of cash and equity compensation.